Exhibit 99.1
Ginkgo Bioworks Reports Fourth Quarter and Full Year 2023 Financial Results

$251 million of Total revenue in 2023
$139 million in Cell Engineering services revenue, representing 31% growth over 2022
78 new Cell Programs added in 2023, representing 32% growth over 2022 and continued penetration in biopharma
Year-end cash balance of nearly $950 million provides meaningful multi-year runway as we drive towards profitability and begin recognizing benefits from improved platform efficiency
BOSTON, Mass – February 29, 2024 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”), which is building the leading platform for cell programming and biosecurity, today announced its results for the fourth quarter and year ended December 31, 2023. The update, including a webcast slide presentation and supplemental financial information, will be available at investors.ginkgobioworks.com.

“2023 was a breakout year for Ginkgo,” said Jason Kelly, co-founder and CEO of Ginkgo. “We’re working to build a durable platform that fundamentally transforms R&D in biotech. I’m particularly pleased with our growth in biopharma, which represents our largest untapped market - we added several new programs across modalities with large enterprises including Boehringer Ingelheim, Merck, Novo Nordisk, and Pfizer and are seeing strong momentum in pharma going into 2024. I am also thrilled to see a real ecosystem building around Ginkgo - we’re honored by the trust placed in us by the terrific founders of Patch Biosciences, Reverie Labs, and Proof Diagnostics to bring their technologies to customers and by the over 25 inaugural partners in our newly announced Technology Network. We are committed to bringing the best technologies together to support our customers, and we’ve never been better positioned to deliver.”

Recent Business Highlights & Strategic Positioning
•Added 78 new Cell Engineering Programs in 2023, representing 32% growth over the prior year period
•Ginkgo’s Cell Engineering segment generated services revenue, which does not include downstream value share revenue, of $139 million in 2023, a 31% increase versus 2022
•Ginkgo’s Biosecurity segment generated $108 million of revenue in 2023 as the Biosecurity business shifted to a more recurring model focused on global reach and multiple pathogens to build a long-term biosecurity global infrastructure
◦Ginkgo continues to expand its global bioradar network—now in 14 countries and 10 airports—and advance capabilities for multi-target and multimodal biological threat detection, characterization, and forecasting for next-generation biological intelligence
◦Ginkgo is partnering with the Qatar Free Zones Authority (QFZ) and Doha Venture Capital (DVC) to build a Center for Unified Biosecurity Excellence in Doha (CUBE-D), envisioned as the first of several hubs for biosecurity sample and data analysis in our global network
◦Ginkgo is partnering with Illumina, a global leader in DNA sequencing and array-based technologies, to advance localized biosecurity capabilities in countries around the world
•Downstream value share – which consists of potential value to Ginkgo from its Cell Engineering customers and includes potential royalties, milestone payments, and equity interests – is an important component of the financial potential of most programs. As of December 31, 2023 Ginkgo has approximately $2.4 billion in aggregate revenue potential from downstream milestone payments alone in addition to royalties.
•Ginkgo recently announced the launch of its Technology Network of over 25 companies, creating a more integrated approach to biotech R&D. Ginkgo has a long history of integrating diverse technologies to deliver on customers’ complex program goals and believes that customers should not have to choose a technical approach prematurely but should be able to test many approaches in an unbiased way. Ginkgo customers will be able to benefit from the integration of technologies from network partners in their programs, and Ginkgo expects to expand the network based on customer needs and feedback.

•Ginkgo also announced several acquisitions including Patch Biosciences, Proof Diagnostics and Reverie Labs. These acquisitions are expected to expand Ginkgo’s capabilities in AI and biopharma.

Fourth Quarter 2023 Financial Highlights
•Fourth quarter 2023 Total revenue of $35 million, down from $98 million in the comparable prior year period, a decrease of 65% primarily driven by the expected ramp down of K-12 testing in Ginkgo’s Biosecurity segment and the impact of Cell Engineering downstream value share from equity milestones in 2022 that did not recur in 2023
◦Fourth quarter 2023 Cell Engineering services revenue, which does not include downstream value share revenue, of $27 million, down 26% from $36 million in the comparable prior year period. There was no material downstream value share revenue received in the fourth quarter of 2023.
◦Fourth quarter 2023 Biosecurity revenue of $8 million with gross profit margin of 15% is reflective of the early stages of transitioning to a more recurring business model
•Fourth quarter 2023 Loss from operations of $(178) million (inclusive of stock-based compensation expense of $44 million), compared to Loss from operations of $(231) million in the comparable prior year period (inclusive of stock-based compensation expense of $111 million). Just under half of the stock-based compensation expense relates to the continued GAAP accounting for the modification of restricted stock units issued prior to Ginkgo becoming a public company, as disclosed in our annual report on Form 10-K filed with the SEC on March 13, 2023, and which we expect to continue to ramp down significantly in the coming quarters.
•Fourth quarter 2023 Adjusted EBITDA of $(96) million, down from $(76) million in the comparable prior year period driven by the decline in Total revenue partially offset by a decline in operating expenses
•Cash and cash equivalents balance as of the end of the fourth quarter of $944 million puts Ginkgo in a strong financial position to pursue its strategic objectives

Full Year 2023 Financial Highlights
•Full year 2023 Total revenue of $251 million, down from $478 million in the prior year, a decrease of 47% as Biosecurity revenue transitioned from K-12 testing to a more recurring business model
◦Full year 2023 Cell Engineering revenue of $144 million remained stable over the prior year, representing 31% growth in services revenue offset by a decrease in downstream value share from equity milestones
◦Full year 2023 Biosecurity revenue of $108 million, down from $334 million in the prior year, a decrease of 68%, with full year 2023 Biosecurity gross profit margin of 50%
•Full year 2023 Loss from operations of $(864) million (inclusive of stock-based compensation expense of $235 million), compared to $(2.2) billion (inclusive of stock-based compensation expense of $1.9 billion) in the prior year
•Full year 2023 Adjusted EBITDA of $(355) million, down from $(173) million in the prior year

Full Year 2024 Guidance
•Ginkgo expects to add 100-120 new Cell Programs to the Cell Engineering platform in 2024
•Ginkgo expects Total revenue of $215-$235 million in 2024
◦Ginkgo expects Cell Engineering services revenue of $165-185 million in 2024 driven by expected growth in biopharma and government programs. This guidance excludes the impact of any potential downstream value share revenue.
◦Ginkgo expects Biosecurity revenue in 2024 of at least $50 million, representing approximate current contracted backlog, with potential upside from additional opportunities in the pipeline

Conference Call Details
Ginkgo will host a videoconference today, Thursday, February 29, 2024, beginning at 5:30 p.m. ET. The presentation will include an overview of the fourth quarter and full year financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.
Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
+1 646 876 9923 (New York)
+1 301 715 8592 (Washington DC)
+1 312 626 6799 (Chicago)
+1 669 900 6833 (San Jose)
+1 253 215 8782 (Tacoma)
+1 346 248 7799 (Houston)
+1 408 638 0968 (San Jose)

Webinar ID: 928 9136 7332

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our web site at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo's biosecurity and public health unit, Concentric by Ginkgo, is building global infrastructure for biosecurity to empower governments, communities, and public health leaders to prevent, detect and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and concentricbyginkgo.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @ConcentricByGBW), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, strategies, including with respect to our balance sheet and cash runway, acquisitions, current expectations, operations and anticipated results of operations, both business and financial, including opportunities for increased operational efficiency, our manufacturing capabilities, potential customer success, including successful application of our offerings by our customers, the capabilities and potential operational and financial success of our acquisitions, partnerships and collaborations, and expected timing thereof, expectations with regard to revenue, the nature of such revenue and any related downstream value share associated with such revenue, funding that is contingent upon Ginkgo’s achievement of milestones, expenses, including our stock-based compensation expenses, our full year 2024 outlook, the future security and commercial applications of the BIOINT industry, the expansion, timing and potential capabilities of our bioradar network and the national biodefense strategy, plans to develop and deploy AI tools for biology and biosecurity for both internal use and external release, including the expected timing thereof, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (ii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (iii) the risk of downturns in demand for products using synthetic biology, (iv) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (v) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vi) the outcome of any pending or potential legal proceedings against Ginkgo, (vii) our ability to realize the expected benefits from and the success of our Foundry platform programs, (viii) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, and (ix) the product development or commercialization success of our customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's most recent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the "SEC"), and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data, unaudited)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$ 944,073	$ 1,315,792
Accounts receivable, net	17,157	80,907
Accounts receivable - related parties	742	1,558
Prepaid expenses and other current assets	39,777	51,822
Total current assets	1,001,749	1,450,079
Property, plant and equipment, net	188,193	314,773
Operating lease right-of-use assets	206,801	400,762
Investments	78,565	112,188
Equity method investments	—	1,543
Intangible assets, net	82,741	111,041
Goodwill	49,238	60,210
Other non-current assets	58,055	88,725
Total assets	$ 1,665,342	$ 2,539,321
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 9,323	$ 10,451
Deferred revenue	44,486	47,817
Accrued expenses and other current liabilities	110,051	114,694
Total current liabilities	163,860	172,962
Non-current liabilities:
Deferred revenue, net of current portion	158,062	174,767
Operating lease liabilities, non-current	221,835	413,256
Warrant liabilities	5,700	10,868
Other non-current liabilities	18,733	31,191
Total liabilities	568,190	803,044
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value	199	190
Additional paid-in capital	6,385,997	6,136,378

Accumulated deficit	(5,290,528)	(4,397,659)
Accumulated other comprehensive income (loss)	1,484	(2,632)
Total stockholders’ equity	1,097,152	1,736,277
Total liabilities and stockholders’ equity	$ 1,665,342	$ 2,539,321

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cell Engineering revenue	$ 26,976	$ 53,257	$ 143,531	$ 143,666
Biosecurity revenue:
Product	—	12,431	28,949	35,455
Service	7,779	32,597	78,975	298,585
Total revenue	34,755	98,285	251,455	477,706
Costs and operating expenses:
Cost of Biosecurity product revenue	—	7,447	7,481	20,646
Cost of Biosecurity service revenue	6,611	22,771	46,524	183,570
Research and development	117,038	177,548	580,621	1,052,643
General and administrative	89,223	121,383	385,025	1,429,799
Impairment of lease assets	—	—	96,210	—
Total operating expenses	212,872	329,149	1,115,861	2,686,658
Loss from operations	(178,117)	(230,864)	(864,406)	(2,208,952)
Other income (expense):
Interest income	13,303	11,441	57,217	20,262
Interest expense	(93)	(106)	(93)	(106)
Loss on equity method investments	(1,119)	10,003	(2,635)	(43,761)
Loss on investments	(10,012)	(13,354)	(54,827)	(53,335)
Change in fair value of warrant liabilities	6,555	28,871	5,168	124,970
(Loss) gain on deconsolidation of subsidiaries	(42,502)	—	(42,502)	31,889
Other income (expense), net	93	6,161	9,138	7,634
Total other income (expense), net	(33,775)	43,016	(28,534)	87,553
Loss before income taxes	(211,892)	(187,848)	(892,940)	(2,121,399)
Income tax benefit	(198)	(14,770)	(71)	(15,027)
Net loss	(211,694)	(173,078)	(892,869)	(2,106,372)
Loss attributable to non-controlling interest	—	2,390	—	(1,443)
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (211,694)	$ (175,468)	$ (892,869)	$ (2,104,929)
Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders:

Basic	$ (0.11)	$ (0.09)	$ (0.46)	$ (1.25)
Diluted	$ (0.11)	$ (0.10)	$ (0.46)	$ (1.25)
Weighted average common shares outstanding:
Basic	1,977,708	1,854,952	1,944,420	1,679,061
Diluted	1,978,843	1,856,610	1,944,420	1,679,839
Comprehensive loss:
Net loss	$ (211,694)	$ (173,078)	$ (892,869)	$ (2,106,372)
Other comprehensive loss:
Foreign currency translation adjustment	4,383	5,278	4,116	(917)
Total other comprehensive gain (loss)	4,383	5,278	4,116	(917)
Comprehensive loss	$ (207,311)	$ (167,800)	$ (888,753)	$ (2,107,289)
(1)R&D and G&A expenses included a significant charge for stock-based compensation expense as a result of the modification of the vesting terms of RSUs and related earnout shares. Total stock-based compensation expense, inclusive of employer payroll taxes, was allocated as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Research and development	$ 26,775	$ 68,171	$ 148,861	$ 738,821
General and administrative	16,809	43,059	86,047	1,202,099
Total	$ 43,584	$ 111,230	$ 234,908	$ 1,940,920

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$ (892,869)	$ (2,106,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	70,507	42,552
Stock-based compensation	229,884	1,930,641
Non-cash customer consideration	(1,373)	(34,263)
Loss on equity method investments	2,635	43,761
Loss on investments	54,827	53,335
Change in fair value of notes receivable	2,416	(3,757)
Change in fair value of warrant liabilities	(5,168)	(124,970)
Change in fair value of contingent consideration liability	9,168	(1,262)
Loss (gain) on deconsolidation of subsidiaries	42,502	(31,889)
Impairment of long-lived assets	121,404	—
Deferred income tax benefit	(801)	(14,609)
Loss on disposal of equipment	842	3,091
Non-cash lease expense	28,313	19,082
Non-cash in-process research and development	9,182	1,162
Amortization of finance lease right-of-use assets	1,047	1,871
Non-cash severance and retention bonus expense associated with an acquisition	—	6,152
Other non-cash activity	2,147	283
Changes in operating assets and liabilities:
Accounts receivable	50,068	55,024
Prepaid expenses and other current assets	10,473	(8,523)
Operating lease right-of-use assets	9,275	13,233
Other non-current assets	2,570	921
Accounts payable	(1,183)	(10,844)
Accrued expenses and other current liabilities	16,899	(39,639)
Deferred revenue, current and non-current	(35,917)	(36,417)
Operating lease liabilities, current and non-current	(22,800)	(10,792)
Other non-current liabilities	452	31

Net cash used in operating activities	(295,500)	(252,198)
Cash flows from investing activities:
Purchases of property and equipment	(40,801)	(52,271)
Deconsolidation of subsidiaries - cash	(42,980)	(55,721)
Business acquisitions, net of cash acquired	—	82,367
Asset acquisitions, net of cash acquired	—	(7,639)
Purchases of notes receivable	(350)	(40,000)
Proceeds from notes receivable	—	10,000
Purchase of investment in equity securities	—	(3,691)
Proceeds from sale of equipment	4,428	—
Other	(990)	(439)
Net cash used in investing activities	(80,693)	(67,394)
Cash flows from financing activities:
Proceeds from exercise of stock options	93	240
Taxes paid related to net share settlement of equity awards	(23)	(981)
Principal payments on finance/capital leases and lease financing obligation	(1,295)	(1,237)
Proceeds from public offering, net of issuance costs	—	99,303
Contingent consideration payment	(1,411)	(521)
Payment of equity issuance costs	(580)	(1,467)
Net cash (used in) provided by financing activities	(3,216)	95,337
Effect of foreign exchange rates on cash and cash equivalents	(588)	908
Net decrease in cash, cash equivalents and restricted cash	(379,997)	(223,347)

Cash and cash equivalents, beginning of period	1,315,792	1,550,004
Restricted cash, beginning of period	53,789	42,924
Cash, cash equivalents and restricted cash, beginning of period	1,369,581	1,592,928

Cash and cash equivalents, end of period	944,073	1,315,792
Restricted cash, end of period	45,511	53,789
Cash, cash equivalents and restricted cash, end of period	$ 989,584	$ 1,369,581

Ginkgo Bioworks Holdings, Inc.
Selected Non-GAAP Financial Measures
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$ (211,694)	$ (175,468)	$ (892,869)	$ (2,104,929)
Interest income	(13,226)	(11,412)	(57,217)	(20,262)
Interest expense	15	77	93	106
Income tax benefit	(198)	(14,770)	(71)	(15,027)
Depreciation and amortization	12,837	15,667	70,507	42,552
EBITDA	(212,266)	(185,906)	(879,557)	(2,097,560)
Stock-based compensation (1)	43,584	111,230	234,908	1,940,920
Impairment of long-lived assets (2)	—	—	121,404	—
Merger and acquisition related expenses (3)	23,663	26,045	70,771	46,229
Loss on investments	10,012	13,354	54,827	53,335
Loss (gain) on deconsolidation of subsidiaries	42,502	—	42,502	(31,889)
Loss on equity method investments (4)	1,119	(7,612)	2,635	45,315
Change in fair value of warrant liabilities	(6,555)	(28,871)	(5,168)	(124,970)
Change in fair value of notes receivable	2,174	(3,924)	2,295	(4,153)
Adjusted EBITDA	$ (95,767)	$ (75,684)	$ (355,383)	$ (172,773)
(1)For the years ended December 31, 2023 and 2022, includes $5.0 million and $10.3 million, respectively, in related employer payroll taxes.
(2)For the year ended December 31, 2023, includes $25.2 million impairment loss on lab equipment and $96.2 million impairment loss on a right-of-use asset and the related leasehold improvements associated with an exited Zymergen leased facility.
(3)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, (iv) acquired intangible assets expensed as in-process research and development, and (v) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery.

(4)Represents losses on equity method investments under the hypothetical liquidation at book value method, net of losses attributable to non-controlling interests.

Ginkgo Bioworks Holdings, Inc.
Segment Information
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Cell Engineering	$ 26,976	$ 53,257	$ 143,531	$ 143,666
Biosecurity	7,779	45,028	107,924	334,040
Total revenue	34,755	98,285	251,455	477,706
Segment cost of revenue:
Biosecurity	6,611	30,218	54,005	204,216
Segment research and development expense:
Cell Engineering	77,999	95,408	353,493	273,356
Biosecurity	191	590	1,599	1,937
Total segment research and development expense	78,190	95,998	355,092	275,293
Segment general and administrative expense:
Cell Engineering	60,047	63,686	215,263	168,586
Biosecurity	12,652	13,670	55,514	56,353
Total segment general and administrative expense	72,699	77,356	270,777	224,939
Segment operating (loss) income:
Cell Engineering	(111,070)	(105,837)	(425,225)	(298,276)

Biosecurity	(11,675)	550	(3,194)	71,534
Total segment operating loss	(122,745)	(105,287)	(428,419)	(226,742)
Operating expenses not allocated to segments:
Stock-based compensation (1)	43,584	111,230	234,908	1,940,920
Impairment of long-lived assets	—	—	121,404	—
Depreciation and amortization	12,837	15,667	70,507	42,552
Change in fair value of contingent consideration liability	(1,049)	(1,320)	9,168	(1,262)
Loss from operations	$ (178,117)	$ (230,864)	$ (864,406)	$ (2,208,952)
(1)Includes $5.0 million and $10.3 million in related employer payroll taxes for the years ended December 31, 2023 and 2022, respectively.